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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 10, 2002
Date of Report (Date of earliest event reported)

HARRAH'S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Harrah's Court Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 407-6000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On December 10, 2002, Satchmo Acquisition, Inc., an indirect wholly-owned subsidiary of Harrah's Entertainment, Inc. ("Harrah's"), was merged with and into JCC Holding Company, an indirect majority-owned subsidiary of Harrah's. The merger was completed pursuant to the Agreement and Plan of Merger dated as of July 30, 2002 (the "Merger Agreement"), by and among Harrah's Operating Company, Inc. ("HOC"), Satchmo Acquisition, Inc. ("Merger Sub"), and JCC Holding Company. Pursuant to the Merger Agreement, each share of JCC Holding Company common stock outstanding at the effective time of the merger, other than shares of which dissenters' appraisal rights have been properly exercised, shares held in the treasury of JCC or any subsidiary of JCC and shares owned by HOC or Merger Sub or any subsidiary of either of them, was cancelled and converted into the right to receive $10.54 in cash, without interest.

        A copy of Harrah's press release dated December 10, 2002 announcing the approval and the closing of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibit 99.1—Press Release dated December 10, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH'S ENTERTAINMENT, INC.
Date: December 10, 2002	By:	/s/ STEPHEN H. BRAMMELL
		Name:	Stephen H. Brammell
		Title:	Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated December 10, 2002

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SIGNATURES
EXHIBIT INDEX